AGENCY AGREEMENT

         THIS AGREEMENT made the 1st day of September, 2004, by and between OLD MUTUAL ADVISOR FUNDS, a Delaware statutory trust currently consisting of (1) the OM Asset Allocation Conservative Portfolio, (2) the OM Asset Allocation Balanced Portfolio, (3) the OM Asset Allocation Moderate Portfolio and (4) the OM Asset Allocation Growth Portfolio, all registered investment companies, and any other registered investment companies set forth on Exhibit A, attached hereto, as amended from time to time (each such registered investment company hereinafter jointly and severally referred to as the "Fund"), each Fund having its principal place of business at P.O. Box 419534, Kansas City, Missouri 64141 and DST SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 333 W. 11th St., 5th Fl., Kansas City, Missouri 64105 ("DST"):

                                   WITNESSETH:

         WHEREAS, the Fund desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

         WHEREAS, the Fund has entered into a Shareholders Servicing Agreement with PBHG Fund Services, Inc. ("Fund Services"); and

         WHEREAS, Fund Services will assume primary responsibilities for certain shareholder account activities;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Documents to be Filed with Appointment.

         In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Fund, there will be filed with DST the following documents:

         A. A copy of the resolutions of the Board of Directors of the Fund appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of the Fund;

         B. A copy of the Articles of Incorporation of the Fund and all amendments thereto;

         C. A copy of the Bylaws of the Fund;

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         D. Copies of the most recent amendments to the Registration Statements filed with the Securities and Exchange Commission.

         E. Specimens of the signatures of the officers of the Fund or other individuals authorized to sign written instructions and requests;

         F. An opinion of counsel for the Fund with respect to:

            (1) The Fund's organization and existence under the laws of its state of organization,

            (2) That all shares of stock of the Fund covered by the appointment are duly registered under the Securities Act of 1933 (the "'33 Act"), as amended, and any other applicable federal or state statute, and

            (3) That all issued shares are, and all unissued shares
                 will be, when issued, validly issued, fully paid and nonassessable.

2.       Certain Representations and Warranties of DST.

         DST represents and warrants to the Fund that:

         A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

         B. It is duly qualified to carry on its business in the State of Missouri.

         C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

         D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934 (the "'34 Act").

         E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.       Certain Representations and Warranties of the Fund.

         The Fund represents and warrants to DST that:

         A. It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.

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         B.       It is an open-end management investment company registered under the Investment Company Act of 1940 (the "'40 Act"), as amended.

         C. A registration statement under the '33 Act has been filed and will be effective with respect to all shares of the Fund being offered for sale.

         D. All requisite steps have been and will continue to be taken to register the Fund's shares for sale in all applicable states and such registration will be effective at all times shares are offered for sale in such state.

         E. The Fund is empowered under applicable laws and by its charter and Bylaws to enter into and perform this Agreement.

4. Scope of Appointment.

         A. Subject to the conditions set forth in this Agreement, the Fund hereby appoints DST as Transfer Agent and Dividend Disbursing Agent.

         B. DST hereby accepts such appointment and agrees that it will act as the Fund's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with the Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

         C. The Fund agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

         D. DST, utilizing TA2000TM, DST's computerized data processing system for securityholder accounting (the "TA2000 System"), will perform the following services as transfer and dividend disbursing agent for the Fund, and as agent of the Fund for shareholder accounts thereof, in a timely manner: (i) issuing (including countersigning), transferring and canceling share certificates; (ii) maintaining on the TA2000 System shareholder accounts; (iii) accepting and effectuating the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing

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                  Corporation ("NSCC") on behalf of NSCC's participants,
                  including the Funds), in accordance with instructions transmitted to and received by DST by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, as hereinafter defined, on the Dealer File maintained by DST; (iv) issuing instructions to the Funds' banks for the settlement of transactions between the Funds and NSCC (acting on behalf of its broker-dealer and bank participants); (v) providing account and transaction information from each affected Fund's records on TA2000 in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; (vi) maintaining shareholder accounts on TA2000 through Networking; (vii) providing transaction journals; (viii) preparing shareholder meeting lists for use in connection with a reasonable number of shareholder meetings and certifying a copy of such list as requested; (ix) mailing shareholder reports and prospectuses; (x) withholding, as required by federal law, taxes on shareholder accounts, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; (xi) disbursing income dividends and capital gains distributions to shareholders and recording reinvestment of dividends and distributions in shares of the Fund; (xii) preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Fund and other confirmable transactions in shareholders' accounts; (xiii) providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by the Fund or an Authorized Person; (xiv) maintaining those records necessary to carry out DST's duties hereunder and those required by the Securities Exchange Act of 1934 and the Investment Company Act of 1940, including all information reasonably required by the Fund to account for all transactions in the Fund shares; (xv) calculating the appropriate sales charge with respect to each purchase of the Fund shares as instructed by an Authorized Person, as hereinafter defined, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to DST by the Fund's principal underwriter or distributor (hereinafter "principal underwriter") or an Authorized Person from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; (xvi) receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and registered

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                  representatives of dealers in accordance with the instructions of an Authorized Person; (xvii) processing, normally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by an Authorized Person or the Procedures as hereinafter defined), and causing exchanges of shares to be executed in accordance with the instructions of Authorized Persons, the applicable prospectus and the general exchange privilege applicable; (xix) providing to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of shares of the Funds on TA2000; and (xx) providing to the Fund escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000.

         E. To the extent that such services are not provided to the Fund by agents designated by the Fund under Section 20 of this Agreement, at the request of an Authorized Person, DST shall use its best reasonable efforts to provide the services set forth in Section 4.D. in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a "no transaction fee" program ("NTF"), the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform shareholder servicing agent services, (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan, non-NTF and pre-nightly transactions (including without

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                  limitation price changes and corrective processing), (the
                  "Exception Services").

         F. DST shall use its best reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Fund's instructions, prospectus or application as amended from time to time, for the Fund provided (i) DST is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by the Fund requires an enhancement or modification to the TA2000 System or to operations as presently conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Fund of the amount of such increase and if the Fund elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

         G. The Fund shall have the right to add new series to the TA2000 System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit B, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be as may be mutually agreed upon by the parties.

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5. Limit of Authority.

         Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

         In case of such increase the Fund will file with DST if the appointment of DST was theretofore expressly limited, a copy of a resolution of the Board of Directors of the Fund increasing the authority of DST and a letter of counsel (in-house or outside) opining that such additional shares of stock of the Fund are duly registered under the Securities Act of 1933, as amended, and any other applicable federal or state statute and that such additional shares are, or when issued will be, validly issued, fully paid and nonassessable.

6. Compensation and Expenses.

         A.       In consideration for its services hereunder as Transfer
                  Agent and Dividend Disbursing Agent, the Fund will pay to DST from time to time compensation as set forth in Exhibit B, attached hereto for all services rendered as Agent, and also, all its reasonable billable expenses, charges, counsel fees (but only such counsel fees as set forth in paragraph 6.B. below), and other disbursements ("Compensation and Expenses") incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to by the Fund and DST, a copy of which is attached hereto as Exhibit B. If the Fund has not paid such Compensation and Expenses to DST within thirty (30) days, DST may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement.

         B. The Fund also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested


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                  reports and statements, telephone calls, telegraphs,
                  stationery supplies, counsel fees incurred in connection with legal questions pertaining to the legality, sufficiency or adequacy under applicable law of instructions, requests or documentation submitted by shareholders or persons purporting or alleging to be authorized to act on behalf of shareholders, outside printing and mailing firms (including Output Technology, Inc. and Output Technologies SRI Group, Inc. (individually and collectively "OTI")), magnetic tapes, reels or cartridges (if sent to the Fund or to a third party at the Fund's request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Fund's request at the Fund's or a third party's premises, telecommunications equipment, telephone/telecommunication lines between the Fund and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing by a third party other than OTI, and National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid by DST. The Fund agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Fund will be promptly reimbursed by the Fund. The foregoing reasonable billable expenses or disbursements will be invoiced by DST to the Fund without markup except for reasonable allocations to reimburse expenses incurred by DST to lessen expenses or to add value to third party services (the "Added Value Expenses"). DST shall (i) provide written notice to the Fund each time DST invoices a new category of Added Value Expenses, identifying the amount of and the justification (the additional expense incurred by DST to lower the overall expense or to add value to the service being invoiced) for the markup, and (ii) obtain the Fund's consent to such markup, which consent shall not be unreasonably delayed or withheld. Additionally, DST will seek to consult with Fund counsel prior to incurring reimbursable outside counsel fees.

         C. Amounts due hereunder shall be due and paid on or before the thirtieth (30th) business day after receipt of the statement therefor by the Fund (the "Due Date"). The Fund is

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                  aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Fund shall pay a late charge of one and one-half percent (1.5%) per month times the amount overdue, times the number of months or portion of a month from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Fund's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

         D. In the event that any charges are disputed, the Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to the Fund documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

         E. The fees and charges set forth on Exhibit B shall increase or may be increased as follows:

                 (1) On the first day of each new term, in accordance with the "Fee Increases" provision in Exhibit B;

                  (2) DST may propose an increase in the fees and charges set forth on Exhibit B upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

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                  (3)      DST may propose a charge for additional features of
                           TA2000 which the Fund proposes to use provided such features are not consistent with the Fund's current processing requirements; and

                  (4) In the event DST, at the Fund's request or direction, performs Exception Services, DST shall be entitled to increase the fees and charges for such Exception Services from those set forth on Exhibit B to the extent such Exception Services increase DST's cost of performance. DST shall provide the Fund with reasonable evidence of such increase in the cost of performance.

                  If DST notifies the Fund of an increase in fees or charges pursuant to subparagraphs (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Fund's aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation. If DST and the Fund are not able to agree upon such new fees, then the Fund shall have thirty (30) days upon which to accept DST's last offer or to announce the Fund's intention to terminate this Agreement. DST thereupon will have fifteen (15) days to accept the Fund's position on the proposed fee increase or to accept the termination of this Agreement. If such notice is accepted, the Fund shall deconvert from TA2000 within one hundred twenty (120) days of DST's notice of acceptance of termination.

                  If DST notifies the Fund of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature or Exception Service. In the event that DST and the Fund are unable to agree upon a new fee, then DST shall not be obligated to provide such new service and shall not be entitled to such fee increase.

7. Operation of DST System.

         In connection with the performance of its services under this Agreement, DST is responsible for such items as:

         A. That entries in DST's records, and in the Fund's records on the TA2000 System created by DST, reflect the orders,

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                  instructions, and other information received by DST from the
                  Fund, the Fund's distributor, manager or principal underwriter, the Fund's investment adviser, the Fund's sponsor, the Fund's custodian, Fund Services, the Fund's shareholder servicing agent, UAM Shareholder Services Corporation, Inc. ("UAM SSC"), or the Fund's administrator (each of the foregoing an "Authorized Person"), broker-dealers or shareholders;

         B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Fund's records on the TA2000 System;

         C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Fund and the data in the Fund's records on the TA2000 System;

         D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or shareholders and the data in the Fund's records on the TA2000 System;

         E. The deposit daily in the Fund's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares;

         F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to non-negligent clerical errors or non-negligent misinterpretations of shareholder instructions, but DST will discuss with the Fund DST's accepting liability for such "as of" on a case-by-case basis and shall accept financial responsibility for a particular situation involving negligent clerical errors or negligent misinterpretations of shareholder instructions resulting in a material (as defined by the Investment Company Institute) financial loss to the Fund where DST in its discretion deems that to be appropriate;

         G. The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers,

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                  redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Fund, the Fund's investment adviser, or Fund Services and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

         H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any;

         I. The maintenance of a current, duplicate set of the Fund's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation; and

         J. The records maintained by the TA2000 System will conform to all recordkeeping requirements applicable to a transfer agent under the '34 Act and the '40 Act.

8.       Indemnification.

         A. DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services as Transfer Agent in accordance with Section 17A of the '34 Act, and the rules and regulations thereunder. In the absence of bad faith, willful misconduct, knowing (not including the terms of the '34 Act and the '40 Act and any rules or regulations adopted under such Act, which provisions DST is presumed under this Agreement to know) violations of applicable law pertaining to the manner in which transfer agency services are performed by DST (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with DST), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In performance of its duties hereunder, DST shall be entitled, except where the Fund expressly waives such requirements:

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                  (i)      To require a signature from the shareholder or the
                           shareholder's agent in capacity and signature guaranteed. DST shall be entitled to rely on any signature guarantee in proper format or signature medallion which reasonably resembles a proper signature medallion provided the guarantor reasonably appears from its name to be an eligible guarantor institution as provided for in Section 17Ad-15 under the '34 Act, and DST shall not be required or responsible to verify the genuineness or validity of such guarantee or medallion, the eligibility of the guaranteeing institution to make a guarantee or to affix a medallion or the authority of the individual executing the guarantee on behalf of the guarantor institution;

                  (ii) In connection with checkwriting drafts, (A) to accept and effectuate redemption of share in accordance with the terms of a draft: (I) where the draft is for less than $5,000 or (II) where the signature of the maker of the draft reasonably resembles the signature of the shareholder or authorized signer; and (B) in all cases, DST shall not be responsible with respect to the genuineness of any endorsement or the authority of the endorser to endorse the draft; and

                  (iii) To accept as genuine any telefax or copy of any document received from a bank, broker, lawyer, accountant, doctor or other professional or entity acting in a professional capacity on or accompanied by a letter on official letterhead of such submitter or a copy or telefax of what reasonably appears to be an official record from a shareholder or shareholder representative without requiring submission of an original of the document or of a copy bearing an original stamp or seal.

                  Wherever the Fund or an Authorized Person elects to waive a requirement for any action by DST, which requirement DST would otherwise have been entitled to demand, DST shall not be responsible or liable for any Adverse Consequences, as hereinafter defined, suffered or incurred by the Fund or any shareholder by reason of the non-existence of any fact or condition to which the waived requirement would have related or been relevant.

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         B.       DST shall not be responsible for, and the Fund shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability ("Adverse Consequences") which may be asserted against DST or for which DST may be held to be liable, arising out of or attributable to:

                  (1) All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in good faith, with due diligence, reasonable care and without willful misconduct, knowing violations of applicable law (not including the terms of the '34 Act and the '40 Act and any rules or regulations adopted under such Acts, which provisions DST is presumed under this Agreement to know) pertaining to the manner in which transfer agency services are performed or reckless disregard of the performance of its duties on DST's part;

                  (2) The Fund's refusal or failure to comply with the terms of this Agreement, the Fund's negligence or willful misconduct, or the breach of any representation or warranty of the Fund hereunder;

                  (3) The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Fund in writing (see Exhibit C) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Fund, its investment advisor, its sponsor or its principal underwriter;

                  (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered;

                  (5) The offer or sale of the Fund's shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST's failure to comply with written instructions of the Fund or of any officer of the

                           Fund that no offers or sales be input into the Fund's securityholder records in or to residents of such state);

                  (6) The Fund's errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

                  (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, the Fund's records, shareholder and other records, delivered to DST hereunder by the Fund or its prior agent(s);

                  (8) Actions or omissions to act by the Fund or agents designated by the Fund with respect to duties assumed by the Fund or such agent under Section 20 hereof; and

                  (9) DST's performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence.

         C. Except where DST is entitled to indemnification under Section 8.B. hereof and with respect to "as ofs" for which reimbursement is not required as set forth in Section 7.F., DST shall indemnify and hold the Fund harmless from and against any and all Adverse Consequences arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's negligence or willful misconduct or breach of any representation or warranty of DST hereunder.

         D. EXCEPT FOR VIOLATIONS OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

         E. DST will indemnify and hold Fund harmless against, and DST will at its own expense defend any action brought against Fund to the extent such action is based upon, a claim that the TA2000 System as used within the scope of this Agreement infringes any U.S. patent, copyright or trade secret; provided, that DST is immediately notified in writing of any such claim
                  (but any delay or failure by any User to give notice of such claim to DST shall relieve DST of its liability hereunder only to the extent that DST is prejudiced thereby); and provided, further that DST shall have the exclusive right to control such defense and settle such claim; provided that in no event may DST settle any such claim, lawsuit or proceeding in a manner which binds Fund to liability without Fund's consent. In no event shall Fund settle any such claim, lawsuit or proceeding without DST's prior written approval. In the event of any such claim, litigation or threat thereof, DST may, in its sole and absolute discretion either;


                           (i) Procure for Fund a right to continue to use the TA2000 System at no additional charge to Fund; or

                           (ii) Replace or modify the TA2000 System so as to be non-infringing without eliminating or diminishing the services provided hereunder at no additional charge to Fund; or

                           (iii) Only if (i) or (ii) cannot be accomplished on commercially reasonable terms, terminate this Agreement without any further liability to Fund.

         F. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

9. Certain Covenants of DST and the Fund.

         A. All requisite steps will be taken by the Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which the Fund's shares shall at the time be offered for sale and require registration. If at any time the Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Fund's shares, the Fund will give prompt notice thereof to DST.

         B. DST hereby agrees to perform such transfer agency functions as are set forth in Sections 4.D. and 4.E. above and establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it reasonably considers adequate.

         C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Fund and will be preserved and will be surrendered promptly to the Fund on request.

         D. DST agrees to furnish the Fund annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by the Fund. The annual financial statements will be certified by DST's certified public accountants.

         E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

         F. DST will permit the Fund and its authorized representatives to make periodic inspections of its operations as such would involve the Fund at reasonable times during business hours.

         G. DST agrees to use its reasonable efforts to provide in Kansas City at the Fund's expense two (2) man weeks of training for the Fund's personnel in connection with use and operation of the TA2000 System. All travel and reimbursable expenses incurred by the Fund's personnel in connection with and during training at DST's Facility shall be borne by the Fund. At the Fund's option and expense, DST also agrees to use its reasonable efforts to provide an additional two (2) man weeks of training at the Fund's facility for the Fund's personnel in connection with the conversion to the TA2000 System. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at the Fund's facility or in connection with the conversion shall be borne by the Fund.

         H. Notwithstanding anything in this Agreement to the contrary, DST's only warranty or covenant with respect to year 2000 compliance is that the TA2000 System will be year 2000 compliant during the term set forth in Section 21 of this Agreement. As used in this Agreement "year 2000 compliant" shall mean that the TA2000 System will perform in accordance with the terms of this Agreement regardless of the century with respect to which date data is encountered by the TA2000 System; provided, that (i) all date data received by DST for use by the TA2000 System is accurate and in formats specified by DST from time to time, (ii) all date data generated by the TA2000 System is accepted by the recipient in formats provided by DST from time to time, and (iii) DST shall not be obligated to provide date data for interface functions such as screens, reports or data transmission files in any format other than that specified by DST from time to time. Notwithstanding the foregoing, DST makes no representation or warranty as to the ability of any hardware, firmware, software, products or services provided to DST by any other party to manipulate or to process date data, or as to the functionality of any DST software (including without limitation the TA2000 System) in circumstances where data received from any third party system (including without limitation that of the Fund and its Authorized Persons, agents or customers) is invalid, incorrect or otherwise corrupt. If any vendor provides a year 2000 compliance warranty to DST for products or services which relate to the services provided by DST, DST will use its best efforts to enforce compliance with such warranty by such vendor.

10. Recapitalization or Readjustment.

         In case of any recapitalization, readjustment or other change in the capital structure of the Fund, DST will accomplish such recapitalization or readjustment by book entry upon receiving:

         A. Written instructions from an officer of the Fund; and

         B. Letter of counsel opining that all required governmental or regulatory consents have been obtained; all shares of stock of the Fund in the new form have been duly registered under the Securities Act of 1933, as amended and any other applicable federal or state statutes; and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

11. Stock Certificates. The Fund will not issue stock certificates.

12. Death, Resignation or Removal of Signing Officer.

    The Fund will file promptly with DST written notice of any change in the officers authorized to sign written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In the absence of such direction, the Fund will file promptly with DST such approval, adoption, or ratification as may be required by law.

13. Future Amendments of Charter and Bylaws.

    The Fund will promptly file with DST copies of all material amendments to its Articles of Incorporation or Bylaws made after the date of this Agreement.

14. Instructions, Opinion of Counsel and Signatures.

    At any time DST may apply to any person authorized by the Fund to give instructions to DST, and may with the approval of a Fund officer consult with legal counsel for the Fund, or DST's own outside legal counsel at the expense of the Fund, with respect to any matter arising in connection with the agency (not at the expense of the Fund with respect to DST's employing outside counsel, with respect to matters relating to DST's obligations under the '34 Act or the '40 Act) and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. It will also be protected in recognizing stock certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15. Force Majeure and Disaster Recovery Plans.

         A. DST shall not be responsible or liable for its reasonable failure or reasonable delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction or any utility, transportation, computer (hardware or software provided they were maintained or updated per manufacturer requirements) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

         B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by

                  DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided the Fund is paying its pro rata portion of the charge therefor, DST would, in event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000 System containing the designated Fund data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan. DST acknowledges that the Fund is paying its pro rata portion of the charge for the Recovery Facility and Business Contingency Plan pursuant to the terms of Exhibit B hereto.

         C. DST also currently maintains, separate from the area in which the operations which provides the services to the Fund hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of DST's operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

16. Records.

    DST will maintain all records required by law in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

17. Disposition of Books, Records and Canceled Certificates.

    DST may send periodically to the Fund, or to where designated by the Secretary or an Assistant Secretary of the Fund, all books, documents, and all records no longer deemed needed for current purposes, upon the understanding that such books, documents, records, and stock certificates will be maintained by the Fund under and in accordance with the requirements of Rule 17Ad-7 adopted under the Securities Exchange Act of 1934, including by way of example and not limitation Rule 17Ad-7(g) thereof. Such materials will not be destroyed by the Fund without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

18. Provisions Relating to DST as Transfer Agent.

         A. DST will register the ownership of additional shares as it receives appropriate instructions or payment therefore, it being the responsibility of the Fund or its designated agents to assure that sufficient numbers of shares have been registered as required by all applicable laws, rules or regulations and that all applicable taxes have been paid.

         B. Unissued shares of stock will be transferred and re-registered, or accepted for redemption and funds remitted therefor, or book entry transfer be effected, upon receipt by DST of instructions deemed by DST properly endorsed for transfer or redemption accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon the Procedures, Simplification Acts, Uniform Commercial Code or other statutes which protect it and the Fund in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

         C. DST will act as Conversion Agent for unissued shares upon receiving written instructions from any officer of the Fund and such other documents as DST deems necessary.

         D. DST will supply a shareholder's list to the Fund for a reasonable number of shareholder meetings per year upon receiving a request from an officer of the Fund. It will also, at the expense of the Fund, supply lists at such other times as may be requested by an officer of the Fund.

         E. Upon receipt of written instructions of an officer of the Fund, DST will, at the expense of the Fund, address and mail notices to shareholders.

         F. In case of any request or demand for the inspection of the stock books of the Fund or any other books in the possession of DST, DST will endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

19. Provisions Relating to Dividend Disbursing Agency.

         A. DST will, at the expense of the Fund, provide a special form of check containing the imprint of any device or other matter desired by the Fund. Said checks must, however, be of a form and size convenient for use by DST.

         B. If the Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Fund.

         C. If the Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Fund.

         D. DST shall establish and maintain on behalf of the Fund one or more deposit accounts as Agent for the Fund, into which DST shall deposit the funds DST receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks against such accounts.

         E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

20. Assumption of Duties By the Fund or Agents Designated By the Fund.

         A. The Fund or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Fund, said assumption to be embodied in writing to be signed by both parties.

         B. To the extent the Fund or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

         C. Initially the Fund or its designees shall be responsible for the activities set forth in Exhibit D, attached hereto. DST will use its reasonable efforts to provide reasonable assistance to Fund Services in performing the services described therein but DST shall have no responsibility or liability for any errors, inaccuracies, omissions or inadequacies of Fund Services or for verifying any of Fund Services' actions or omissions.

21. Termination of Agreement.

         A. This Agreement shall be in effect for an initial period commencing on September 1, 2004 through December 31, 2007 and thereafter may be terminated by either party as of the last day of the then current term by the giving to the other party of at least one (1) year's prior written notice, provided, however, that the effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end. If such notice is not given by either party to the other at least one
                  (1) year prior to the end of the then current term, this Agreement shall automatically renew upon the expiration of such term for another term of two years or such other period as specified in any new, mutually agreed Fee Schedule, such initial period and any subsequent period each being a "Term". Notwithstanding anything contained in this Agreement to the contrary, should a Fund terminate this Agreement and move the Services provided by DST hereunder to a successor service provider prior to the expiration of the then current Term, or should a Fund be liquidated or its assets merged or purchased or the like with another entity which does not utilize DST to provide the Services on behalf of such Fund, the payment of fees to DST as set forth herein shall be accelerated to a date prior to the conversion or termination of Services and calculated as if DST had continued to perform Services for Fund until the expiration of the then current Term and calculated at the Shareholder account levels on the date notice of termination was given to DST.

         B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

                  (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or

                  (2) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

         C. In the event of termination, the Fund will promptly pay DST all amounts due to DST hereunder prior to or contemporaneously with the deconversion of the Fund's records from the TA2000 System.

         D. In the event of termination, DST will use its reasonable efforts to (i) transfer the records of the Fund, (ii) provide, upon execution of DST's Confidentiality and Limited Use Agreement, file layouts to the designated successor transfer agent, (iii) provide reasonable assistance to the Fund and its designated successor transfer agent, and (iv) provide other information relating to its services provided hereunder (subject in each case to the recompense of DST at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST. The Fund acknowledges that DST's ability to provide "reasonable assistance" and "other information" during the period December 15th through March 30th of any year may be less than DST's ability at any other time of the year.

22.      Confidentiality.

         A. DST agrees that, except as provided in the last sentence of Section 18.F. hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of the Fund.

         B. The Fund agrees to keep confidential all financial statements and other financial records received from DST, the terms and provisions of this Agreement, all accountant's reports relating to DST, and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

         C.       (1)      The Fund acknowledges that DST has proprietary rights
                           in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential
                           Information") which the Fund's access to the TA2000
                           System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the DST Confidential

                           Information constitutes confidential material and trade secrets of DST. The Fund agrees to maintain the confidentiality of the DST Confidential Information.

                  (2) The Fund acknowledges that any unauthorized use, misuse, disclosure or taking of DST Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Fund will advise all of its employees and agents who have access to any DST Confidential Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

                  (3) The Fund acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Fund consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

23. Changes and Modifications.

         A. During the term of this Agreement DST will use on behalf of the Fund without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations, in which case the charges applicable to such modifications, enhancements or changes shall be determined as provided for in Section 6.E. of this Agreement.

         B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund is given thirty (30) days prior notice to allow the Fund to change its procedures and DST provides the Fund with revised operating procedures and controls.


         C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

24. Subcontractors.

         Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

25. Limitations on Liability.

         If the Fund is comprised of more than one Portfolio, each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Fund shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

26. Miscellaneous.

         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

         D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         H. This Agreement may not be assigned by the Fund or DST without the prior written consent of the other.

         I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Fund and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Fund. This Agreement is between DST and the Fund and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

         J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

         M. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

                  If to DST:

                           DST Systems, Inc.
                           1055 Broadway, 7th Fl.
                           Kansas City, Missouri  64105
                           Attn:  Senior Vice President-Full Service
                           Facsimile No.:  816-435-3455

                  With a copy of non-operational notices to:

                           DST Systems, Inc.
                           333 W. 11th St., 5th Fl.
                           Kansas City, Missouri 64105
                           Attn:  Legal Department
                           Facsimile No.:  816-435-8630

                  If to the Fund:

                           PBHG Fund Services, Inc.
                           1800 Liberty Ridge Dr.
                           Wayne, Pennsylvania 19087-5525
                           Attn:
                           Facsimile No.:  (610) 722-5843

                  With copy to:

                           Pilgrim Baxter & Associates, Ltd.
                           1800 Liberty Ridge Dr.
                           Wayne, Pennsylvania 19087-5525
                           Attn: John Zerr
                           Facsimile No.:  (610) 722-5847

                  or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

         N. The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained herein and the provisions of Sections 8 and 22 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.


                                    DST SYSTEMS, INC.

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    OLD MUTUAL ADVISOR FUNDS, OM ASSET
                                    ALLOCATION CONSERVATIVE PORTFOLIO, OM ASSET
                                    ALLOCATION BALANCED PORTFOLIO, OM ASSET
                                    ALLOCATION MODERATE PORTFOLIO and OM ASSET
                                    ALLOCATION GROWTH PORTFOLIO

                                    By:
                                       -----------------------------------------


                                    Title:
                                          --------------------------------------

                                                                       EXHIBIT A

                                                                           FUNDS

                   Type of         Open/      State of           Taxpayer
Fund Name       Organization       Closed     Organization       I.D. No.
---------       ------------       ------     ------------       --------

                                                                 EXHIBIT B, P. 1
                                          DST SYSTEMS, INC. AND OM ADVISOR FUNDS
                                                    TRANSFER AGENCY FEE SCHEDULE

                               DST SYSTEMS, INC.
                                OM ADVISOR FUNDS
                          TRANSFER AGENCY FEE SCHEDULE
                     SEPTEMBER 1, 2004 - DECEMBER 31, 2007

A.   CUSIP BASE FEE:

     **CUSIP BASE FEE                              $10,000 PER CUSIP PER YEAR

B.   ACCOUNT MAINTENANCE:

     *NETWORKED LEVEL 0, 1, 2 AND 4 OPEN ACCOUNTS  $16.60 PER OPEN ACCOUNT PER YEAR
     *NETWORKED LEVEL 3 OPEN ACCOUNTS              $8.60 PER OPEN ACCOUNT PER YEAR

     *CLOSED ACCOUNTS                              $2.72 PER CLOSED ACCOUNT PER YEAR
     **12B-1                                       $0.15 PER OPEN AND CLOSED ACCT PER CYCLE
     **LOST SHAREHOLDER COMPLIANCE                 $1.30 PER LOST SHAREHOLDER ACCOUNT PER YEAR + $1.63 PER
                                                   DATABASE MATCH

C.  VOICE RESPONSE SYSTEM: **

       MONTHLY CALL VOLUME                           PER CALL FEE FOR ALL CALLS
       -------------------                           --------------------------
       1 - 40,000                                             $0.22
       40,001 - 120,000                                        0.17
       120,001 - 200,000                                       0.11
       200,001 - 300,000                                       0.08
       OVER 300,000                                            0.07

       SUBJECT TO A MONTHLY MINIMUM OF $110 PER CUSIP PLUS $0.004
       PER SHAREHOLDER ACCOUNT.

NOTES TO THE ABOVE FEE SCHEDULE

A. THE ABOVE SCHEDULE DOES NOT INCLUDE OUT OF POCKET EXPENSES INCURRED BY DST ON THE FUND'S BEHALF. EXAMPLES OF OUT OF POCKET EXPENSES INCLUDE BUT ARE NOT LIMITED TO FORMS, POSTAGE, MAILING SERVICES, TELEPHONE LINE AND LONG DISTANCE CHARGES, CLIENT REMOTE HARDWARE, DISASTER RECOVERY (RANGE $0.08-$0.12 PER ACCT PER YEAR, CURRENTLY $0.10 BASED ON ACTUAL EXPENSE),

                                                                 EXHIBIT B, P. 2
                                          DST SYSTEMS, INC. AND OM ADVISOR FUNDS
                                                    TRANSFER AGENCY FEE SCHEDULE

     MAGNETIC TAPES, PRINTING, ACH BANK CHARGES, NSCC CHARGES, PROXY PROCESSING, MICROFILM/MICROFICHE, FREIGHT, T.I.N. CERTIFICATION, OFF-SITE RECORD STORAGE, SECOND SITE DISASTER RECOVERY, TRANSMISSION OF STATEMENT DATA FOR REMOTE PROCESSING, ETC. ALL TRAVEL, PER DIEM AND OTHER BILLABLE ITEMS INCURRED BY DST PERSONNEL TRAVELING TO, AT AND FROM THE FUND AT THE REQUEST OF THE FUND.

B. ANY FEES OR REIMBURSABLE EXPENSES NOT PAID WITHIN 30 DAYS OF THE DATE OF THE ORIGINAL INVOICE WILL BE CHARGED A LATE PAYMENT FEE OF 1.5% PER MONTH UNTIL PAYMENT IS RECEIVED.

C. THE ABOVE FEES INDICATED BY AN "*" ARE GUARANTEED THROUGH DECEMBER 31, 2005, AFTER THAT POINT THEY ARE SUBJECT TO AN INCREASE ON EACH JANUARY 1ST DURING WHICH THIS AGREEMENT IS IN EFFECT IN AN AMOUNT NOT LESS THAN THE ANNUAL PERCENTAGE CHANGE IN THE CONSUMER PRICE INDEX FOR ALL URBAN CONSUMERS ("CPI-U") IN THE KANSAS CITY, MISSOURI-KANSAS STANDARD METROPOLITAN STATISTICAL AREA, ALL ITEMS, BASE 1982-1984=100, AS LAST REPORTED BY THE U.S. BUREAU OF LABOR STATISTICS FOR THE 12 CALENDAR MONTHS IMMEDIATELY PRECEDING SUCH ANNIVERSARY. THE ABOVE FEES INDICATED BY AN "**" ARE SUBJECT TO A "CPI-U" INCREASE ANNUALLY BEGINNING JANUARY 1, 2006 THROUGH THE TERM OF THE AGREEMENT.

D. THE CUSIP BASE FEE IS DISCOUNTED 50% FOR MONTHS 1-6. IN THE EVENT OF A CUSIP MERGER, THE CUSIP WOULD REVERT TO FULL FEES AT THE TIME OF THE MERGER. IF THE CUSIP DISSOLVES OR DECONVERTS DURING THE FIRST YEAR OF EXISTENCE, ALL WAIVED FEES FOR THAT CUSIP WILL BE DUE DST SYSTEMS, INC.

E. THE MONTHLY FEE FOR AN OPEN ACCOUNT SHALL BE CHARGED IN THE MONTH DURING WHICH AN ACCOUNT IS OPENED THROUGH THE MONTH IN WHICH SUCH ACCOUNT IS CLOSED. THE MONTHLY FEE FOR A CLOSED ACCOUNT SHALL BE CHARGED IN THE MONTH FOLLOWING THE MONTH DURING WHICH SUCH ACCOUNT IS CLOSED AND SHALL CEASE TO BE CHARGED IN THE MONTH FOLLOWING THE PURGE DATE, AS HEREINAFTER DEFINED. THE "PURGE DATE" FOR ANY YEAR SHALL BE ANY DAY AFTER JUNE 1ST OF THAT YEAR, AS SELECTED BY THE FUND, PROVIDED THAT WRITTEN NOTIFICATION IS PRESENTED TO DST AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE PURGE DATE.

                                                                 EXHIBIT B, P. 3
                                          DST SYSTEMS, INC. AND OM ADVISOR FUNDS
                                                    TRANSFER AGENCY FEE SCHEDULE

REIMBURSABLE EXPENSES

      Forms
      Postage (to be paid in advance if so requested)
      Mailing Services
      Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction
      Telecommunications Equipment and Lines/Long Distance Charges
      Magnetic Tapes, Reels or Cartridges
      Magnetic Tape Handling Charges
      Microfiche/Microfilm
      Freight Charges
      Printing
      Bank Wire and ACH Charges
      Proxy Processing - per proxy mailed
           not including postage
           Includes:           Proxy Card
                               Printing
                               Outgoing Envelope
                               Return Envelope
                               Tabulation and Certification

      T.I.N. Certification (W-8 & W-9)

      (Postage associated with the return
           envelope is included)

      N.S.C.C. Communications Charge See Exhibit B.1 (Fund/Serv and Networking)

      Off-site Record Storage
           Second Site Disaster                   Currently $.08 per account
           Backup Fee (per account)               per year

      Transmission of Statement Data for          Currently $.035 per
           Remote Processing, except for transmissions to OTI shareholder record

      Travel, Per Diem and other Billables
           Incurred by DST personnel traveling to,
           at and from the Fund at the request of the Fund.

                                                               EXHIBIT B.1, P. 1
                                                     NSCC OUT-OF-POCKET EXPENSES

SETTLING BANK FEES

        The fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

NSCC PARTICIPANT FEES

        The NSCC charges $40 per month per management company for CPU access/shared line costs.

        A combined participant base fee of $200 per month is charged for the following services:

               FUND/SERV:

               The NSCC charges an activity charge of $.30 per inputted transaction. Transactions include purchases, redemptions and exchanges.

               NETWORKING:  The NSCC charges the following activity fee:

                  - $.02 per account for funds paying dividends on a monthly basis
                  - $.01 per account for funds paying dividends other than monthly

               COMMISSION SETTLEMENT: The NSCC charges the following processing fee:

                  - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

                  - $.20 per hundred records, per month, for 500,001 to 1,000,000 records

                  - $.10 per hundred records, per month, for 1,000,001 records and above


Note: Participant fees are cumulative when Fund/SERV, Networking and/or Commission Settlement are used in conjunction with each other.

                                                                       EXHIBIT C
                                                            AUTHORIZED PERSONNEL

Pursuant to Section 8.A. of the Agency Agreement between the "Fund" and DST (the "Agreement"), the Fund authorizes the following Fund personnel to provide instructions to DST, and receive inquiries from DST in connection with the
Agreement:

                  Name                                                     Title

Lee T. Cummings                                      Chief Financial Officer
--------------------------------------------         --------------------------------------------

John M. Zerr                                                  Secretary
--------------------------------------------         --------------------------------------------


This Exhibit may be revised by the Fund by providing DST with a substitute Exhibit C. Any such substitute Exhibit C shall become effective twenty-four (24) hours after DST's receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:

DST SYSTEMS, INC.                                    OLD MUTUAL ADVISOR FUNDS, OM ASSET ALLOCATION
                                                     CONSERVATIVE PORTFOLIO, OM ASSET ALLOCATION
                                                     BALANCED PORTFOLIO, OM ASSET ALLOCATION MODERATE
                                                     PORTFOLIO and OM ASSET ALLOCATION GROWTH PORTFOLIO
                                                     (the "Fund")

By:                                                  By:
   -----------------------------------------            --------------------------------------------------

Title:                                               Title:
      --------------------------------------               -----------------------------------------------

Date:                                                Date:
     ---------------------------------------              ------------------------------------------------

                                                                 EXHIBIT D, P. 1
                                                                        SERVICES

         Fund Services shall be responsible for receiving telephone calls, faxes, letters and transmissions from shareholders and institutions and processing transactions generated by such telephone calls, faxes, letters and transmissions. The general categories of services Fund Services will be responsible for performing include but are not limited to:

         1. Purchase, redemption and exchange of shares

         2. Addition or deletion of services for an account

         3. Explanation of fund or market conditions and performance

         4. Research account inquiries, respond to such inquiries, and make any required account corrections

         5. Change account address or distribution option

         6. Correct registration or account error

         7. Send additional account statements or other requested materials or forms

         Without limitation of the foregoing, Fund Services shall at a minimum perform the following specific services:

         1.       Provide Shareholder Support

         2.       Process "Phone" Transactions
                      ACH Buys
                      ACH Sells
                      Purchase Orders (Settle by Wire or Check)
                      Redemption Orders (Settle by Wire or Check)
                      Account Exchanges

         3.       Process Account Maintenance

         4.       Problem Research and Resolution

                                                                 EXHIBIT D, P. 2
                                                                        SERVICES

         5.           Prepare Research Documentation for DST

         6. All Correspondence Services except for Correspondence Requiring the Return of Original Documentation received at DST

         7. Institutional Desk Servicing, including but not limited to:
                      Dealer Servicing
                      Account Maintenance
                      Dealer File Maintenance
                      Transaction Processing
                      Order Settlement Support
                      Adjustment Processing Support
                      NSCC Networking Support
                      Fund Info/Data Dissemination

         8.           Redemption by ACH to bank of record

         9.           Redemption by check to address of record

         10.          Redemption by wire to bank of record

         11.          Exchange between funds

         12.          ACH purchase from bank of record

         13.          Process purchase order (a.k.a. confirmed purchase)

         14. Request stop/replace redemption checks to address of record

         15.          Research/document/request corrective processing

         16.          Account Maintenance
                      Non-Signature Guaranteed address change Stop/restart/defer a Systematic Monthly Investment (SIP) Increase/decrease a Systematic Monthly Investment (SIP)
                      Increase/decrease/defer/discontinue a systematic withdrawal plan (SWP) Add a beneficiary birth date Change dividend/capital gains distribution method

                                                                 EXHIBIT D, P. 3
                                                                        SERVICES

                      Stop dividend mail
                      Add/change a dividend move
                      Combine identical accounts within the same funds
                      Add or delete stop mail from the account
                      Request stop or replace a redemption check after
                         fifteen (15) days
                      Add/change/delete systematic exchanges (SYSEXCH) with the
                         same registration
                      Correct minor errors in names on registration if clearly
                         indicated on the application
                      Reissue checkwriting drafts on a Cash Reserve account
                         where the privilege has been established
                      Link/unlink accounts for the INVESTOR statement product
                         (managers only)